Exhibit 10.2
VESTING AGREEMENT
This Vesting Agreement (this “Agreement”) is made as of January 5, 2011 between Communications Infrastructure Investments, LLC, a Delaware limited liability company (the “Company”); Daniel P. Caruso (the “Executive”); and Bear Equity, LLC (“Bear Equity”).
RECITALS
WHEREAS, the Executive desires that Bear Equity hold Class B Preferred Units for and on behalf of the Executive;
WHEREAS, pursuant to this Agreement and the LLC Agreement (as defined below), the Company hereby issues five hundred eighty thousand (580,000) Class B Preferred Units (the “Executive Preferred Units”) to Bear Equity on Executive’s behalf; and
WHEREAS, in connection with the Executive’s services provided to Company or any of its Subsidiaries and in exchange for services to be rendered, the Company desires to issue said 580,000 Executive Preferred Units to Bear Equity subject to the terms and conditions contained in the LLC Agreement and subject to the restrictions set forth herein.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement, intending to be legally bound, agree as follows:
ARTICLE 1
DEFINITIONS
In addition to the other terms defined in this Agreement, the terms below shall have the following meanings:
“Bear Equity” has the meaning specified in the Preamble to this Agreement.
“Board” means the Board of Managers of the Company.
“Buyer” has the meaning specified in Section 5.1 of this Agreement.
“Capital Securities” means (a) as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the ownership or membership interests in such Person, including, without limitation, the right to share in profits and losses, the right to receive distributions of cash and property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise control over such Person, and (b) warrants, options or other securities, evidences of indebtedness or other obligations of a Person that are, directly or indirectly, convertible into or exercisable or exchangeable for securities of or other interest in such Person as described in clause (a) of this definition.

“Cause” shall mean the Executive’s: (i) dishonesty of a material nature with respect to the Company (including, but not limited to, theft or embezzlement of the Company’s or any of its Subsidiaries’ funds or assets); (ii) conviction of, or guilty plea or no contest plea, to a felony charge or any misdemeanor involving moral turpitude, or the entry of a consent decree with any governmental body; (iii) noncompliance in any material respect with any laws or regulations, foreign or domestic, affecting the operation of the Company’s or any of its Subsidiaries’ business, if such noncompliance is likely to have a material adverse effect on the Company or any of its Subsidiaries; (iv) violation of any express direction or any rule, regulation or policy established by the Board that is consistent with the terms of this Agreement, which violation, if reasonably susceptible to cure, is not cured within ten (10) days of written notice thereof from the Board (or, where such violation can not feasibly be cured within said 10 day period and Executive has not cured such violation within a reasonable amount of time after using best efforts), and if such violation is likely to have a material adverse effect on the Company or any of its Subsidiaries; (v) material breach of this Agreement, which breach, if reasonably susceptible to cure, is not cured within ten (10) days of written notice thereof from the Board (or, where such material breach can not feasibly be cured within said 10 day period and Executive has not cured such material breach within a reasonable amount of time after using best efforts) or a material breach of the Executive’s fiduciary duties to the Company or any of its Subsidiaries; or (vi) gross incompetence, gross neglect, or gross misconduct in the performance of the Executive’s duties.
“Executive Preferred Units” has the meaning specified in the Preamble to this Agreement.
“Fair Market Value” has the meaning specified in Section 5.2(a) of this Agreement.
“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement, dated as of February 9, 2009, among the Company and the persons named on Schedule A thereto, as amended from time to time.
“Management Control Acquisition” means a Sale of the Company with respect to which (i) immediately prior to such Sale of the Company, Dan Caruso is serving the Company as Chief Executive Officer and (ii) after giving effect to the consummation of the Sale of the Company, Dan Caruso is offered and accepts the opportunity to serve as the Chief Executive Officer of the combined company resulting from such Sale of the Company.
“Noncompetition and Nonsolicitation Agreement” means the Noncompetition and Nonsolicitation Agreement, dated as of January 5, 2011, between the Company and the Executive.

“Nondisclosure and Developments Agreement” means the Nondisclosure and Developments Agreement, dated as of January 5, 2011, between the Company and the Executive.
“Person” includes any individual, corporation, association, partnership (general or limited), joint venture, trust, estate, limited liability company, or other legal entity or organization.
“Public Offering” means an underwritten public offering and sale of any common ownership interest of the Company or any securities issued with respect to, or in exchange for any common ownership interest of the Company pursuant to an effective registration statement under the Securities Act. For purposes of this definition, public sale means any sale of securities registered pursuant to a registration statement under the Securities Act or pursuant to the provisions of Rule 144 or Rule 145 adopted under the Securities Act or any substantially equivalent sale made in compliance with successor provisions of the federal securities laws and regulations as amended.
“Qualified Public Offering” means a Public Offering after which the Company’s common equity securities will be traded on a U.S. national securities exchange or on the NASDAQ Stock Market.
“Related Agreements” means the LLC Agreement, the Noncompetition and Nonsolicitation Agreement and the Nondisclosure and Developments Agreement.
“Sale of the Company” has the meaning set forth in the LLC Agreement.
“Seller” has the meaning specified in Section 5.1 of this Agreement.
“Seller’s Units” has the meaning specified in Section 5.1 of this Agreement.
“Subsidiary(ies)” means any Person the majority of the Capital Securities of which, directly, or indirectly through one or more other Persons, (a) the Company has the right to acquire or (b) is owned or controlled by the Company. As used in this definition, “control,” including, its correlative meanings, “controlled by” and “under common control with,” shall mean possession of power to direct or cause the direction of management or policies (whether through ownership of Capital Securities or partnership or other ownership interests, by contract or otherwise).
“Termination Date” means the date the Executive’s employment is terminated, whether by the Executive or the Company or any of its Subsidiaries.
“Unvested Units” means, at any time, Executive Preferred Units that are subject to any vesting, forfeiture or similar arrangement under this Agreement.
“Vesting Start Date” means October 31, 2010.

“Vesting Requirements” means those vesting requirements described in Section 3 of this Agreement.
“Vested Units” means, at any time, Executive Preferred Units that are no longer subject to any vesting, forfeiture or similar arrangement under this Agreement.
ARTICLE 2
ISSUANCE OF EXECUTIVE PREFERRED UNITS
2.1 Issuance of Executive Preferred Units. In consideration of the services to be performed by Executive for the Company or any of its Subsidiaries, the Company hereby issues to Bear Equity, and Bear Equity hereby accepts from the Company and on behalf of Executive, the five hundred and eighty thousand (580,000) Executive Preferred Units upon the terms and conditions set forth in this Agreement. Bear Equity shall hold such Executive Preferred Units subject to this Agreement and to the LLC Agreement. Such Executive Preferred Units shall be subject to a commencement date of February 26, 2010 for purposes of calculating the applicable Priority Return.
ARTICLE 3
VESTING
3.1 General Vesting Terms. Bear Equity shall vest into 8.3333% of the total Executive Preferred Units every quarter (i.e. every three calendar months) that has elapsed after the Vesting Start Date such that at the end of three (3) years after the Vesting Start Date Bear Equity shall be fully vested in said Units, subject to the below terms and Section 3.2 hereof.
(a) In the event the Executive’s employment with the Company or any of its Subsidiaries is terminated by the Company or any of its Subsidiaries for any reason other than for Cause, including, but not limited to, by reason of death or disability, then Bear Equity shall immediately vest into 100% of the total Executive Preferred Units;
(b) In the event the Executive’s employment with the Company or any of its Subsidiaries is terminated by the Company or any of its Subsidiaries for Cause OR if Executive voluntarily terminates his employment with the Company or any of its Subsidiaries, then (i) Bear Equity shall retain any and all Executive Preferred Units vested on or before the Termination Date, and (ii) any and all Executive Preferred Units that are unvested as of the Termination Date shall be automatically forfeited back to the Company in accordance with Section 3.3 below.
(c) In the event the Company elects and/or appoints a Chairman of the Board other than Executive (without Executive’s approval), then Executive shall have the right (but not the obligation) to elect one of the following options: (i) if Executive elects to have full and immediate acceleration of vesting on all unvested Executive Preferred Units, then such accelerated vesting shall immediately occur and Executive shall remain subject to all of the terms and conditions of the Noncompetition and Nonsolicitation Agreement through the remainder of that Noncompetition and Nonsolicitation Agreement’s three (3) year term, or (ii) if Executive elects to not have full and immediate acceleration of vesting under such circumstances, then Executive shall thereafter not be subject to any of the terms and conditions of said Noncompetition and Nonsolicitation Agreement (however, if Executive elects this option (ii) AND continues to be employed by the Company, then Executive will be subject to the terms and conditions of said Noncompetition and Nonsolicitation Agreement ONLY for as long as Executive’s employment with the Company continues — after which such restrictions shall immediately expire). If Executive is going to exercise the above referenced election, the Executive must do so within sixty (60) days of the date the Chairman is elected and/or appointed. For the avoidance of doubt, the above two options are not conditioned on or subject to the termination of Executive’s employment with Company or any of its Subsidiaries.

3.2 Sale of the Company and Qualified Public Offering.
(a) Notwithstanding any other terms and conditions in this Article 3, upon the consummation of a Sale of the Company, provided that the Executive is employed by the Company or any of its Subsidiaries on the date of such Sale of the Company, Bear Equity shall immediately vest into 100% of the total Executive Preferred Units. However, if the Board determines that the Sale of the Company also constitutes a Management Control Acquisition, then Bear Equity will continue to vest in the Executive Preferred Units quarterly in accordance with Section 3.1 above and there will not be an acceleration of vesting under such circumstances.
(b) Notwithstanding any other provisions in this Article 3, upon the consummation of a Qualified Public Offering by the Company or any of its Subsidiaries, provided that the Executive is employed by the Company or any of its Subsidiaries on the date of such Qualified Public Offering, Bear Equity shall immediately vest into 100% of the total Executive Preferred Units.
3.3 Forfeiture Upon Failure to Vest. In the event the Executive’s employment with the Company or any of its Subsidiaries is terminated in accordance with Section 3.1(b) above, then any unvested Executive Preferred Units as of the Termination Date shall thereupon be deemed for all purposes to have been forfeited and to have been surrendered to the Company without the need for any payment to the Executive or any further action by the Company or any other Person.
ARTICLE 4
RESTRICTIONS ON TRANSFER OF UNITS
Except for any Transfers permitted in the LLC Agreement or other agreement entered into in connection herewith or therewith, the Executive shall not transfer any Executive Preferred Units.

ARTICLE 5
REPURCHASE RIGHTS
5.1 Right to Repurchase.
(a) Upon the occurrence of any breach of this Agreement or any Related Agreement by the Executive or Bear Equity, the Company or its designees (collectively, the “Buyer”) shall have the right (in addition to exercising any rights or remedies available to the Company at law or in equity against Executive or Bear Equity) to purchase from Bear Equity and its transferees (collectively, the “Seller”), free and clear of all liens and encumbrances other than pledges to secure obligations of the Company or any Subsidiary (“Liens”), any or all Vested Units held by the Seller (collectively referred to herein as the “Seller’s Units”), for a purchase price equal to Fair Market Value (defined below) (the “Purchase Price”) and in accordance with the terms specified below (the “Repurchase Rights”).
(b) The Repurchase Rights shall be exercisable at any time by written notice from the Buyer to the Seller (the “Purchase Notice”).
5.2 Closing of Sale.
(a) In the event that the Repurchase Right is exercised at the time of a Sale of the Company or other arms length third party transaction involving a valuation of the assets or securities of the Company and its Subsidiaries, for purposes of this Agreement, the “Fair Market Value” of each Executive Preferred Unit shall mean (i) the total consideration that would be received by a holder of such Executive Preferred Unit in such Sale of the Company or (ii) deemed price per Executive Preferred Unit based upon the valuation of the assets or securities of the Company and its Subsidiaries in any other arms length third party transaction. In any other cases, for purposes of this Agreement, “Fair Market Value” of any Executive Preferred Unit shall mean the total consideration that would be received by a holder of such Executive Preferred Unit (without any premium or discount attributable to control, minority interest or lack of liquidity for less than all Executive Preferred Units) upon the sale, as of the date of the Purchase Notice, of all the Company’s issued and outstanding Capital Securities in a single transaction or series of related transactions to a buyer willing to pay the highest purchase price that would be received in a sale conducted by a nationally recognized investment banking firm, which buyer is under no compulsion to buy and the holders of such equity securities are under no compulsion to sell, all parties having reasonable knowledge of all relevant facts, with no minority interest discount being applied and no other discount being applied for any other reason. The Fair Market Value of the Executive Preferred Units shall be that which is negotiated by the Company and the Seller. If the Company and the Seller fail to agree on the Fair market Value within thirty (30) days of the date of the Purchase Notice, then the Company and the Seller shall attempt to agree upon an appraiser to determine the Fair Market Value, which such appraiser shall make such determination within thirty (30) days of the date of such person’s engagement, and such determination shall govern. If the Company and the Seller do not, within such 10 day period, agree as to a single appraiser, or if the appraiser appointed as provided above fails to determine such Fair Market Value within thirty (30) days of the date of such person’s engagement, then each of the Company and the Seller, by notice to the other, shall appoint one appraiser. If either the Company or the Seller shall fail to appoint such an appraiser within ten (10) days after the lapse of such 10 or 30 day period, as applicable, then the appraiser appointed by the party that does so appoint an Appraiser shall make the determination of such Fair Market Value and such determination shall govern. If two appraisers are appointed and they agree upon such Fair Market Value, their joint determination shall govern. If said two appraisers fail to reach agreement within thirty (30) days after the appointment of the last appraiser to be appointed, the two appraisers selected shall promptly select a nationally recognized investment banking firm to the be the third appraiser. Such third appraiser shall, within fifteen (15) days following such appraiser’s appointment, select one of the two other appraisals as constituting Fair Market Value. All decisions of the appraiser(s) shall be rendered in writing and shall be signed by the appraiser(s). The Fair Market Value determined as herein provided shall be conclusive, final and binding on the parties and shall be enforceable in any court having jurisdiction over a proceeding brought to seek such enforcement. The cost of the Fair Market Value determination shall be borne by the Company.

(b) The consummation of any purchase and sale of the Seller’s Units under this Section 5.2 shall, unless otherwise agreed in writing by the parties to such transaction, shall occur on the thirtieth (30th) day following the date of the Fair Market Value is determined, or such earlier date as Buyer shall specify. The Purchase Price to be paid for the Seller’s Units to be purchased and sold pursuant to this Section 5 shall be paid in immediately available funds. Upon tender of payment of the Purchase Price for the Seller’s Units being purchased as provided above, thereupon and without any further action on the part of any person being necessary, all right, title and interest in and to the Seller’s Units being purchased shall thereupon pass to the Buyer. Without limitation of the foregoing, the parties and their transferees shall execute and deliver such certificates and other documents and take such further action as the Buyer may reasonably request in order to further evidence the purchase and sale of the Seller’s Units as contemplated hereby.
ARTICLE 6
MISCELLANEOUS
6.1 Tax Issues.
(a) THE ISSUANCE OF THE EXECUTIVE PREFERRED UNITS TO BEAR EQUITY FOR THE BENEFIT OF THE EXECUTIVE PURSUANT TO THIS AGREEMENT INVOLVES COMPLEX AND SUBSTANTIAL TAX CONSIDERATIONS, INCLUDING, WITHOUT LIMITATION, CONSIDERATION OF THE ADVISABILITY OF THE EXECUTIVE AND/OR BEAR EQUITY MAKING AN ELECTION UNDER SECTION 83(B) OF THE INTERNAL REVENUE CODE. THE EXECUTIVE HAS CONSULTED EXECUTIVE’S OWN TAX ADVISOR WITH RESPECT TO THE TRANSACTIONS DESCRIBED IN THIS AGREEMENT. THE COMPANY MAKES NO WARRANTIES OR REPRESENTATIONS WHATSOEVER TO THE EXECUTIVE OR BEAR EQUITY REGARDING THE TAX CONSEQUENCES RELATED TO THE EXECUTIVE PREFERRED UNITS AND/OR ISSUANCE THEREOF AND/OR THIS AGREEMENT.
(b) Executive and/or Bear Equity shall be responsible for payment of any and all tax liabilities of Executive and/or Bear Equity as a result of the issuance and receipt of the Executive Preferred Units. If the Executive elects, in accordance with Section 83(b) of the Code, to recognize ordinary income in the year of acquisition of the Executive Preferred Units, the Company may require at the time of such election an additional payment for withholding tax purposes based on the difference, if any, between the purchase price for such Executive Preferred Units and the fair market value of such Executive Preferred Units as of the date of the acquisition of such Executive Preferred Units by Bear Equity.

(c) Notwithstanding any other terms and conditions contained in this Section 6, in the event that it shall be determined that the aggregate payments or distributions by the Company to or for the benefit of the Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this section (the “Payments”), constitute “excess parachute payments” (as such term is defined under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”) or any successor provision, and the regulations promulgated thereunder) that are subject to the excise tax imposed by Section 4999 of the Code or any successor provision, or any interest or penalties with respect to such excise tax (the total excise tax, together with any interest and penalties, are hereinafter collectively referred to as the “Excise Tax”)), then the Executive shall be entitled to receive an additional payment (a “Gross-Up Payment”) from the Company in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any Federal, state or local income and employment taxes and Excise Tax (and any interest and penalties imposed with respect to any such taxes) imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. The Company shall use commercially reasonable efforts to make any Gross-Up Payment hereunder to the Executive no later than ninety (90) days after the transaction resulting in the related Payments occurs (or, for any additional Gross-Up Payment due to a redetermination, as soon as reasonably practicable after such redetermination is made, but in all events no later than December 31 of the year next following the year in which the related taxes are remitted to the applicable taxing authority). This Section 6.1(c) shall cease to apply upon the consummation of a Qualified Public Offering of the common stock of the Company, or any applicable Subsidiary thereof, or its successor.
6.2 Employment of the Executive. The Executive acknowledges that he or she is an employee at-will. The Executive agrees that this Agreement does not create an obligation of the Company or any of its Subsidiaries or any other Person to employ the Executive, nor does it give rise to any right or expectancy with respect thereto.
6.3 Transferees. Each and every permitted transferee or assignee of Executive Preferred Units from Bear Equity shall be bound by and subject to all the terms and conditions of this Agreement and the LLC Agreement on the same basis Bear Equity is bound. So long as this Agreement is in effect, no Transfer of any Executive Preferred Units shall be effective unless such Transfer is made pursuant to the terms of the LLC Agreement and the transferee agrees in writing to be bound by, and subject to, the provisions of this Agreement upon the same terms applicable to the transferors and to ensure that such transferees’ transferees shall be likewise bound.

6.4 Effect of Prohibited Transfer. If any Transfer of Executive Preferred Units is made contrary to the terms of this Agreement or the LLC Agreement, such Transfer shall be null and void. In addition to any other legal or equitable remedies it may have, the Company may enforce its rights to specific performance to the extent permitted by law and may exercise such other equitable remedies then available to it. The Company may refuse for any purpose to recognize any transferee who receives Executive Preferred Units contrary to the provisions of this Agreement or the LLC Agreement as a member of the Company.
6.5 Securities Laws Restrictions on Resale; Representations of the Executive and Bear Equity.
(a) Until registered under the applicable Securities Laws, the Executive Preferred Units will be of an illiquid nature and will be deemed to be “restricted securities” for purposes of the Securities Laws. Accordingly, such Executive Preferred Units must be sold in compliance with the registration requirements of the applicable Securities Laws or an exemption there from. Unless the Executive Preferred Units have been registered under the applicable Securities Laws, any certificate evidencing any of the Executive Preferred Units shall bear a legend substantially as follows:
THE UNITS HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES OR BLUE SKY LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE OFFERED OR SOLD UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT AND THE APPLICABLE SECURITIES OR BLUE SKY LAWS OF ANY SUCH STATE OR OTHER JURISDICTION OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE, AND THEN ONLY IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER SET FORTH IN THE VESTING AGREEMENT WITH EXECUTIVE AND BEAR EQUITY AND THE COMPANY’S AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT, A COPY OF WHICH MAY BE OBTAINED FROM THE UNDERSIGNED AT ITS PRINCIPAL EXECUTIVE OFFICES LISTED ABOVE.
(b) Each of the Executive and Bear Equity represents that: (i) the Executive Preferred Units are being acquired solely for investment and not with a view to, or for sale in connection with, any distribution of the Executive Preferred Units nor with any present intention of distributing or selling such Executive Preferred Units; (ii) Bear Equity have made a detailed inquiry concerning the Company, its business and services, its officers and its personnel; (iii) the officers of the Company have made available to Bear Equity, or as a result of the Executive’s position with the Company, Bear Equity has access to, any and all information concerning the Company which Bear Equity has requested or deems relevant; (iv) each of the Executive and Bear Equity has such knowledge and experience in financial and business matters that the Executive and Bear Equity are capable of evaluating the merits and risks of investment in the Executive Preferred Units; (v) each of the Executive and Bear Equity is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, and (vi) each of the Executive and Bear Equity can bear a complete loss of the value of the Executive Preferred Units and is able to bear the economic risk of holding such Executive Preferred Units for an indefinite period.

6.6 Remedies.
(a) The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have at law or in equity.
(b) Without limitation of the foregoing, the parties hereto agree that irreparable harm would occur in the event that any of the agreements and provisions of this Agreement were not performed fully by the parties hereto in accordance with their specific terms or were otherwise breached, and that money damages are an inadequate remedy for breach of the Agreement because of the difficulty of ascertaining and quantifying the amount of damage that will be suffered by the parties hereto in the event that this Agreement is not performed in accordance with its term or is otherwise breached. It is accordingly hereby agreed that the parties hereto shall be entitled to an injunction or injunctions to restrain, enjoin and prevent breaches of this Agreement, such remedy being in addition to and not in lieu of, any other rights and remedies to which the other parties are entitled to at law or in equity.
(c) Except where a time period is otherwise specified, no delay on the part of any party in the exercise of any right, power, privilege or remedy hereunder shall operate as a waiver thereof, nor shall any exercise or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any right, power, privilege or remedy.
6.7 Waivers and Amendments. The rights and obligations of the Company and the rights and obligations of the Executive and/or Bear Equity under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively, and either for a specified period of time or indefinitely) or amended only with the written consent of the Executive, Bear Equity and the Company, as approved by the Board.
6.8 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware (without giving effect to any conflicts or choice of law provisions thereof that would cause the application of the domestic substantive laws of any other jurisdiction).
6.9 CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.
(a) EACH OF THE PARTIES HERETO CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AS WELL AS TO THE JURISDICTION OF ALL COURTS TO WHICH AN APPEAL MAY BE TAKEN FROM SUCH COURTS, FOR THE PURPOSE OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY RELATED AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

(b) EACH PARTY EXPRESSLY WAIVES ANY AND ALL RIGHTS TO BRING ANY SUIT, ACTION OR OTHER PROCEEDING IN OR BEFORE ANY COURT OR TRIBUNAL OTHER THAN THE COURTS DESCRIBED ABOVE AND COVENANTS THAT IT SHALL NOT SEEK IN ANY MANNER TO RESOLVE ANY DISPUTE OTHER THAN AS SET FORTH IN THIS SECTION 6.9 OR TO CHALLENGE OR SET ASIDE ANY DECISION, AWARD OR JUDGMENT OBTAINED IN ACCORDANCE WITH THE PROVISIONS HEREOF.
(c) EACH OF THE PARTIES HERETO HEREBY EXPRESSLY WAIVES ANY AND ALL OBJECTIONS IT MAY HAVE TO VENUE, INCLUDING, WITHOUT LIMITATION, THE INCONVENIENCE OF SUCH FORUM, IN ANY OF SUCH COURTS. IN ADDITION, EACH OF THE PARTIES CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE OR ANY MANNER IN WHICH NOTICES MAY BE DELIVERED HEREUNDER IN ACCORDANCE WITH SECTION 6.14 OF THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR OTHER PROCEEDING BROUGHT IN CONNECTION WITH OR ANY MATTER ARISING UNDER, OUT OF OR RELATING TO THIS AGREEMENT, THE RELATED AGREEMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
6.10 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the permitted successors, assigns, heirs, executors and administrators of the parties hereto.
6.11 Adjustments. If there shall be any change in the Capital Securities of the Company through merger, consolidation, reorganization, recapitalization, equity distribution, division or multiplication of Units, exchange of Units, or the like (any such event being an “Adjustment”), all the terms and provisions of this Agreement shall be appropriately construed to give proportionate effect to any new, additional, or different Units or securities issued or exchanged for or in respect of the Executive Preferred Units as a result of such Adjustment.
6.12 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement of the parties with regard to the subjects hereof and supersedes in their entirety all other prior agreements, whether oral or written, with respect thereto.

6.13 Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by facsimile machine (with a confirmation copy sent by one of the other methods authorized in this Section), reputable commercial overnight delivery service (including FedEx and U.S. Postal Service overnight delivery service) or, deposited with the U.S. Postal Service mailed first class, registered or certified mail, postage prepaid, as set forth below:
If to the Company, addressed to:
Communications Infrastructure Investments, LLC
400 Centennial Parkway, Suite 200
Louisville, CO 80027
Attention: General Counsel and the CII Board
with a copy to:
Communications Infrastructure Investments, LLC
400 Centennial Parkway, Suite 200
Louisville, CO 80027
Attention: Chief Financial Officer
If to the Executive or Bear Equity, addressed to:
Bear Equity, LLC and/or Daniel P Caruso
 _____________________________________________
 _____________________________________________
Attention: Daniel P Caruso
Notices shall be deemed given upon the earlier to occur of (i) receipt by the party to whom such notice is directed; (ii) if sent by facsimile machine, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent if sent (as evidenced by the facsimile confirmed receipt) prior to 5:00 p.m. Eastern Time and, if sent after 5:00 p.m. Eastern Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial courier if sent by commercial overnight delivery service; or (iv) the fifth day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following deposit thereof with the U.S. Postal Service as aforesaid. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.
6.14 No Third Party Beneficiaries. There are no third party beneficiaries of this Agreement.
6.15 Duration. These restrictions on the Units that are set forth in this Agreement shall terminate upon the Company’s Qualified Public Offering (it being understood that the termination of restrictions on the Executive Preferred Units shall not result in the forfeiture of any Executive Preferred Units either vested or unvested then held by Executive and/or Bear Equity at the time of the Company’s Qualified Public Offering).
6.16 Securities Act Exemption. The Company and the Executive agree that this Agreement constitutes “a written compensatory benefit plan” or “a written compensation contract” of the Executive within the meaning of Rule 701 under the U.S. Securities Act of 1933.

6.17 Severability; Titles and Subtitles; Gender; Singular and Plural; Counterparts.
(a) In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.
(b) The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
(c) The use of any gender in this Agreement shall be deemed to include the other genders, and the use of the singular in this Agreement shall be deemed to include the plural (and vice versa), wherever appropriate.
(d) This Agreement may be executed in any number of counterparts, and by the different parties hereto on separate counterparts hereof, each of which shall be an original, and all of which together shall constitute one instrument.
(e) Counterparts of this Agreement (or applicable signature pages hereof) that are manually signed and delivered by facsimile transmission shall be deemed to constitute signed original counterparts hereof and shall bind the parties signing and delivering in such manner.
[Signature page follows]

IN WITNESS WHEREOF, the Company, the Executive and Bear Equity have executed this Agreement as of the day and year first written above.

COMPANY: Communications Infrastructure Investments, LLC
By:	/s/ Ken desGarennes
	Name:	Ken desGarennes
	Title:	Vice President and Treasurer

EXECUTIVE:
/s/ Daniel P. Caruso
(signature)
Daniel P. Caruso

BEAR EQUITY: Bear Equity, LLC
By:	/s/ Daniel P. Caruso
Daniel P. Caruso
Manager